                                                                     EXHIBIT 8.2

April 21, 1997
Page 1

                                                                  (312) 368-4000
                                 April 21, 1997



Wellsford Residential Property Trust
610 Fifth Avenue
New York, New York 10020

     Re:  Tax Opinion for S-4 Registration Statement - REIT Status/Partnership
          --------------------------------------------------------------------
Classification
--------------

Ladies and Gentlemen:

     In connection with the proposed merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Surviving Trust"), which shall thereafter be named "Equity Residential Properties Trust", pursuant to the Joint Proxy Statement/Prospectus/Information Statement (the "Joint Proxy Statement/Prospectus"), included in the Registration Statement on Form S-4 (File No. 333-24653), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), you have requested our opinion, as counsel to EQR, concerning: (i) the qualification and taxation of EQR as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years ending December 31, 1993 through December 31, 1996; (ii) the qualification and taxation of the Surviving Trust as a REIT under the Code subsequent to the Merger; and
(iii) the classification of the ERP Operating Partnership as a partnership for federal income tax purposes. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Joint Proxy Statement/Prospectus as contained in the Registration Statement.

April 21, 1997
Page 2


     In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the "Reviewed Documents"):

     (a) Amended and Restated Limited Partnership Agreement of ERP Operating Limited Partnership, an Illinois limited partnership, dated as of September 30, 1995, as amended (the "Partnership Agreement");

     (b)  The Registration Statement; and

     (c) Such other documents as may have been presented to us by EQR from time to time.

     In addition, we have relied upon (i) EQR's certificate, dated April 21, 1997 (the "EQR Officer's Certificate"), executed by a duly appointed officer of EQR, in the form which is attched hereto as Exhibit A, setting forth certain representations relating to the organization and operation of EQR and ERP Operating Partnership before the Merger and the Surviving Trust and ERP Operating Partnership subsequent to the Merger, and (ii) Wellsford's certificate, dated April 21, 1997 (the "Wellsford Officer's Certificate"), executed by a duly appointed officer of Wellsford, in the form which is attached hereto as Exhibit B, setting forth certain representations relating to the organization and operation of Wellsford before the Merger (collectively, the EQR Officer's Certificate and Wellsford Officer's Certificate are referred to herein as the "Officer Certificates"). For the purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. In the course of our representation of EQR, no information has come to our attention that would cause us to question the accuracy or completeness of the

April 21, 1997
Page 3


representations contained in the Officer Certificates or of the Reviewed Documents in a material way.

     In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

     In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: (i) prior to the Merger, EQR, ERP Operating Partnership and Wellsford each have been operated in the manner described in the Partnership Agreement or other organizational documents of each such entity and in the Joint Proxy Statement/Prospectus, and all terms and provisions of such agreements and documents have been complied with by all parties thereto; (ii) following the merger, the Surviving Trust and the ERP Operating Partnership will each be operated in the manner described in the Partnership Agreement or other organizational documents of each such entity and in the Joint Proxy Statement/Prospectus, and all terms and provisions of such agreements and documents will be complied with by all parties thereto;
(iii) EQR and the Surviving Trust are each validly organized and duly formed real estate investment trusts under the laws of the State of Maryland; and (iv) there has been no change in the applicable laws of the State of Maryland, or in the Code, the regulations promulgated thereunder by the Treasury Department, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service,

April 21, 1997
Page 4


all as they are in effect and exist at the date of this letter. With respect to the last assumption, it should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Moreover, the qualification and taxation of each of EQR and the Surviving Trust as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operations of EQR or the Surviving Trust for any one taxable year will satisfy such requirements.

     Based upon and subject to the foregoing, it is our opinion that:

     (i) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code for the taxable years ended December 31, 1993 through December 31, 1996; and

     (ii) assuming the Merger and all other events occur as contemplated in the Agreements and the Registration Statement: (a) the Surviving Trust's proposed method of operation, as described in the Joint Proxy Statement/Prospectus and as represented in the Officer Certificates, will enable it to satisfy the requirements for qualification and taxation as a REIT under the Code; and (b) the ERP Operating Partnership will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes under Code Section 7701 and the Treasury Regulations promulgated thereunder.

April 21, 1997
Page 5


     Other than as expressly stated above, we express no opinion on any issue relating to EQR, the Surviving Trust and ERP Operating Partnership, or to any investment therein.

     For a discussion relating the law to the facts and the legal analysis underlying the opinion set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the section of the Joint Proxy Statement/Prospectus under the heading "The Merger - Federal Income Tax Consequences." We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may be incorporated by reference in any subsequent abbreviated registration statement of EQR or the Surviving Trust to the extent such incorporation is permitted under the Securities Act of 1933, as amended. This opinion letter has been prepared solely for your use in connection with the Registration Statement.

                                    Very truly yours,

                                    /s/ Rudnick & Wolfe

                                    RUDNICK & WOLFE

                                   EXHIBIT A

                      Equity Residential Properties Trust
                           Two North Riverside Plaza
                            Chicago, Illinois 60606

                                 April 21, 1997



Rudnick & Wolfe
203 North LaSalle Street
Suite 1800
Chicago, Illinois 60601

     Re:  Tax Opinion for Status as a Real Estate Investment Trust/Partnership
          --------------------------------------------------------------------
          Classification - Officer Certificate
          ------------------------------------

Ladies and Gentlemen:

     In connection with the proposed merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Surviving Trust"), which shall thereafter be named "Equity Residential Properties Trust", pursuant to the Joint Proxy Statement/Prospectus/Information Statement (the "Joint Proxy Statement"), included in the Registration Statement on Form S-4 (File No. 333-24653), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), we have requested your opinion concerning (i) the qualification and taxation of EQR as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years ending December 31, 1993 through December 31, 1996; (ii) the qualification and taxation of the Surviving Trust as a REIT under the Code following the Merger; and (iii) the classification of ERP Operating Partnership as a partnership for federal income tax purposes. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

     In connection with the issuance of your legal opinion as described above, EQR, the Surviving Trust and/or ERP Operating Partnership hereby make the following representations (intending that Rudnick & Wolfe will rely on such representations in rendering its opinion); all representations made by EQR and ERP Operating Partnership are made for all periods of their existence (or such other periods of time as may be specifically set forth below), and all representations made by the Surviving Trust are made for all periods after the Effective Time:

     (1) EQR has operated in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), and its declaration of trust and its bylaws, as amended, and from and after the Effective Time, the Surviving Trust will take all measures within its control to ensure that will operate in accordance with Title 8, its declaration or Trust and its bylaws, as amended from time to time.

     (2) ERP Operating Partnership has operated in accordance with the Illinois Revised Uniform Limited Partnership Act (the "Act") and the Amended and Restated Limited Partnership Agreement of ERP Operating Partnership, dated as of September 30, 1995, as amended (the "Partnership Agreement"), and from and after the Effective Time, will take all measures within its control to ensure that it continues to operate in accordance with the Act and the Partnership Agreement.

     (3) No interests in ERP Operating Partnership held by a general partner or limited partner have ever been or will be traded on an established securities market or "readily tradable on a secondary market (or the substantial equivalent thereof" under Regulation Section 1.7704-1(c).

     (4) EQR made the election specified in Section 856(c) of the Code to be classified as a REIT under the Code with respect to its taxable year ending December 31, 1993, and has not taken any action to terminate or revoke such election.

     (5) EQR has and the Surviving Trust will be managed by one or more of its trustees.

     (6) Beneficial ownership in EQR has been, and beneficial ownership in the Surviving Trust will be, evidenced by transferable shares.

     (7) At no time during the last half of any taxable year of EQR have more than 50% in value of EQR's outstanding beneficial interests been owned, directly or indirectly, by or for five or fewer individuals as determined by applying the attribution rules of Section 856(h) of the Code.

     (8) The Surviving Trust will take all measures within its control to ensure that at no time during the last half of any taxable year ending after the Effective Time, are more than 50% in value of EQR's outstanding beneficial interests owned, directly or indirectly, by or for five or fewer individuals as determined by applying the attribution rules of Section 856(h) of the Code.

     (9) Beneficial ownership in EQR was held by 100 or more persons during at least 355 days for the taxable year ending December 31, 1993 (or during a proportionate part of such taxable year if such taxable year was less than twelve months) and for all periods thereafter. The Surviving Trust will take all measures within its control to ensure that beneficial ownership in the Surviving Trust is held by 100 or more persons at all times from and after the Effective Time.

     (10) At least 95% of the gross income derived by EQR in its taxable years ending December 31, 1993, 1994, 1995 and 1996, consisted of (i) amounts derived from rents of real property, including rents attributable to personal property as described in representation (20) below and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in Section 856(d)(2)(B) of the Code; (ii) interest; (iii) any gain realized upon sale of all or a portion of real property; (iv) dividends; and (v) amounts described in Section 856(c)(2)(D) through (H) of the Code.

     (11) The Surviving Trust will take all measures within its control to ensure that at least 95% of its gross income in any taxable year ending after the Effective Time will consist of (i) amounts derived from rental of the real property, including rents attributable to personal property as described in representation (21) below and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in Section 856(d)(2)(B) of the Code; (ii) interest; (iii) any gain realized upon sale of all or a portion of real property; (iv) dividends; and (v) amounts described in
          Section 856(c)(2)(D) through (H) of the Code.

     (12) At least 75% of the gross income derived by EQR in its taxable years ending December 31, 1993, 1994, 1995 and 1996, consisted of (i) amounts derived from rental of the real property, including rents attributable to personal property as described in representation (20) below and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in Section 856(d)(2)(B) of the Code; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) any gain realized upon sale of all or a portion of the real property; and (iv) amounts described in
          Section 856(c)(3)(D) through (I) of the Code.

     (13) The Surviving Trust will take all measures within its control to ensure that at least 75% of its gross income derived in any taxable year ending after the Effective Time will consist of (i) amounts derived from rental of real property or properties acquired in the future, including rents attributable to personal property as described in representation (21) below and including charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, but excluding for such purposes rents received from related parties as defined in Section 856(d)(2)(B) of the Code; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) any gain realized upon sale of all or a portion of real property or properties acquired in the future; and (iv) amounts described in Section 856(c)(3)(D) through (I) of the Code.

     (14) Less than 30% of the gross income of EQR in its taxable years ending December 31, 1993, 1994, 1995 and 1996 was derived from (i) the sale or other disposition of stock or securities held for less than one year (including interest rate agreements described in Section 856(c)(6)(G) of the Code); (ii) the sale of property in a transaction which is a prohibited transaction, as defined in Section 857(b)(6)(B)(iii) of the Code; and (iii) the sale of real property (including interests in real property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code and property which is foreclosure property within the definition of Section 856(e)(1) of the Code.

     (15) The Surviving Trust will take all measures within its control to ensure that, in any taxable year ending after the Effective Time, less than 30% of its gross income will be derived from (i) the sale or other disposition of stock or securities held for less than one year (including interest rate agreements described in Section 856(c)(6)(G) of the Code); (ii) the sale of property in a transaction which is a prohibited transaction, as defined in Section 857(b)(6)(B)(iii) of the Code; and (iii) the sale of real property (including interests in real property and interests in mortgages on real property) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code and property which is foreclosure property within the definition of Section 856(e)(1) of the Code.

     (16) Neither EQR nor the ERP Operating Partnership has entered into any agreement or arrangement (and each has taken all measures within its control to ensure that no entity classified as a partnership for federal tax purposes in which either holds a direct or indirect interest (a "Related Partnership"), has entered into any agreement or arrangement in connection with the rental of real property under which amounts payable to EQR, the ERP Operating Partnership or any Related Partnership are dependent in whole or in part on the income or profits derived from any tenant (or subtenant) of such properties (except that such amounts may be based on a fixed percentage or percentages of gross receipts or sales).

     (17) From and after the Effective Time, neither the Surviving Trust nor the ERP Operating Partnership will enter into any agreement or arrangement (and each will take all measures within its control to ensure that no Related Partnership will enter into any agreement or arrangement) in connection with the rental of real property under which amounts payable to the Surviving Trust, the ERP Operating Partnership or any Related Partnership will depend in whole or in part on the income or profits derived from any tenant (or subtenant) of such properties (except that such amounts may be based on a fixed percentage or percentages of gross receipts or sales).

     (18) Neither EQR nor the ERP Operating Partnership has rendered services themselves or through the ERP Operating Partnership, a Related Partnership, or any other affiliate in regard to a real property in which EQR, directly or through the ERP Operating Partnership or a Related Partnership, had an interest that is less than or equal to 50% unless EQR (i) obtained either a ruling from the Internal Revenue Service or an opinion of counsel that the provision of such services would not disqualify the income from such real property as rents from real property or (ii) determined that, if the income from such real property did not qualify as rents from real property, such income (along with other nonqualifying income) would not cause EQR to fail to meet the tests described in representations (10) and (12) above.

     (19) Neither the Surviving Trust nor the ERP Operating Partnership will render services themselves or through the ERP Operating Partnership, a Related Partnership, or any other affiliate, in regard to a real property or any real property acquired in the future in which the Surviving Trust, directly or through the ERP Operating Partnership or a Related Partnership, has an interest that is less than or equal to 50% unless the Surviving Trust (i) obtains either a ruling from the Internal Revenue Service or an opinion of counsel that the provision of such services will not disqualify the income from such real property as rents from real property or (ii) determines that, if the income from such real property did not qualify as rents from real property, such income (along with other nonqualifying income) would not cause EQR to fail to meet the tests described in representations
          (11) and (13) above.

     (20) For the taxable years ending December 31, 1993, 1994, 1995 and 1996,
          (i) less than 15% of the rent received by EQR, the ERP Operating Partnership or any Related Partnership in regard to each of the real properties owned and/or leased by the ERP Operating Partnership or any Related Partnership (the "Properties") was attributable to personal property; and (ii) all personal property contained in the Properties was leased under or in connection with a lease of the real property contained in the Properties.

     (21) The Surviving Trust and the ERP Operating Partnership expect that, and each will take all measures within its control to ensure that, for any taxable year ending after the Effective Time, (i) less than 15% of the rent received by EQR, the ERP Operating Partnership or any Related Partnership in regard to each of the Properties will be attributable to personal property; and (ii) all personal property contained in the Properties will be leased under or in connection with a lease of real property contained in the Properties.

     (22) For its taxable years ending December 31, 1993, 1994, 1995 and 1996, no more than a de minimis amount of rent received by EQR, the ERP Operating Partnership or any Related Partnership for the Properties was received or accrued directly or indirectly from any person in which EQR owns (i) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number shares of all classes of stock; or
          (ii) in the case of an entity other than a corporation, an interest of

          10% or more in the assets or net profits of such entity. For purposes of this representation, ownership will be determined by taking into account the attribution rules of Section 318 of the Code (as modified by Section 856(d)(5)) of the Code).

     (23) The Surviving Trust will take all measures within its control to ensure that, for any of its taxable years ending after the effective Time, no more than a de minimis amount of rent received by the Surviving Trust, the ERP Operating Partnership or any Related Partnership for the Properties will be received or accrued directly or indirectly from any person in which the Surviving Trust owns (i) in the case of a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock; or (ii) in the case of an entity other than a corporation, an interest of 10% or more in the assets or net profits of such entity. For purposes of this representation, ownership will be determined by taking into account the attribution rules of Section 318 of the Code (as modified by Section 856(d)(5) of the Code).

     (24) Neither EQR, the Surviving Trust, the ERP Operating Partnership, nor any Related Partnership has entered into or will enter into any agreement or arrangement, other than an agreement or arrangement for services customarily furnished or rendered in connection with the rental of real property within the meaning of Treasury Regulation
          (S)1.856-4(b)(1), pursuant to which (i) an entity that fails to qualify as an "independent contractor" within the meaning of Section 856(d)(3) of the Code will furnish any services to tenants of the Properties or (ii) EQR, the ERP Operating Partnership or a Related Partnership derives any income from an entity providing services to Property tenants that is required to qualify as an "independent contractor."

     (25) At the close of each quarter during its existence, at least 75% of the total value of EQR's assets consisted of real estate assets within the meaning of Section 856(c)(6)(B) and (E) of the Code, cash and cash items (including receivables described in Treasury Regulation
          (S)1.856-2(d)(1)) and government securities, and not more than 25% of the value of its assets was represented by securities (other than government securities).

     (26) The Surviving Trust will take all measures within its control to ensure that, at the close of each quarter during each taxable year ending after the Effective Time, at least 75% of the total value of its assets will consist of real estate assets within the meaning of
          Section 856(c)(6)(B) and (E) of the Code, cash and cash items (including receivables described in Treasury Regulation (S)1.856-2(d)(1)) and government securities, and not more than 25% of the value of its assets was represented by securities (other than government securities).

     (27) At the close of each quarter during its existence, EQR has not owned (either directly or indirectly through ERP Operating Partnership or any Related Partnership or other affiliate) securities in any one issuer having an aggregate value in excess of 5% of the value of the total assets of EQR as determined in accordance with Section 1.856-2(d)(3) of the Treasury Regulations.

     (28) The Surviving Trust will take all measures within its control to ensure that, at the close of each quarter ending after the Effective Time, the Surviving Trust does not own (either directly or indirectly through ERP Operating Partnership or any Related Partnership or other affiliate) securities in any one issuer having an aggregate value in excess of 5% of the value of the total assets of EQR, as determined in accordance with Section 1.856-2(d)(3) of the Treasury Regulations.

     (29) EQR has not owned (either directly or indirectly through the ERP Operating Partnership or any Related Partnership or other affiliate) any securities in any issuer representing in excess of 10% of the outstanding voting securities of such issuer, unless such issuer is a qualified REIT subsidiary under Code Section 856(i).

     (30) The Surviving Trust will take all measures within its control to ensure that, at the close of each quarter ending after the Effective Time, the Surviving Trust will not own (either directly, or indirectly, through ERP Operating Partnership or any Related Partnership or other affiliate) any securities in any issuer representing in excess of 10% of the outstanding voting securities of such issuer, unless such issuer is a qualified REIT subsidiary under Code Section 856(i).

     (31) EQR, the ERP Operating Partnership and any Related Partnerships have at all times during their existence held the Properties (and all other assets) for investment purposes and not as (i) stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or (ii) property held primarily for sale to customers in the ordinary course of its trade or business.

     (32) The Surviving Trust, the ERP Operating Partnership and any Related Partnerships will at all times after the Effective Time hold the Properties (and all other assets) for investment purposes and not as
          (i) stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or
          (ii) property held primarily for sale to customers in the ordinary course of its trade or business.

     (33) In each taxable year since EQR's formation, the deduction for dividends paid by EQR (as defined in Code Section 561, but without regard to capital gain dividends, as defined in Code Section 857(b)(3)(C)) equalled or exceeded (i) the sum of (A)

          95% of EQR's real estate investment trust taxable income (as defined in Code Section 857(b)(2), but without regard to the deduction for dividends paid and excluding any net capital gain) and (B) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by Code Section 857(b)(4)(A), minus (ii) any excess noncash income (as defined in Code Section 857(e));

     (34) EQR has and the Surviving Trust will continue to comply with the record-keeping requirements described in Regulation Section 1.857, including, but not limited to the requirement of mailing letters to shareholders and requesting information on share ownership, as required under Regulation Section 1.857-8.

     (35) EQR has adopted a calendar year accounting period and has complied with all requirements of Code Section 859, and from and after the Effective Time, the Surviving Trust will adopt a calendar year accounting period and will take all measures within its control to comply with all requirements imposed by Code Section 859.

     (36) Any representations herein as to the Properties will also be true with respect to properties acquired by the EQR, ERP Operating Partnership or any Related Partnership or other affiliate after the date hereof.

     (37) None of the liabilities incurred by EQR, ERP Operating Partnership or any Related Partnership during the two-year period immediately preceding the date hereof were incurred in anticipation of any of the transactions described in the Registration Statement.

     (38) The undersigned is familiar with the requirements for qualification as a REIT under the Code and believes that (i) EQR has satisfied such requirements for all periods of its existence and (ii) the Surviving Trust will satisfy such requirements for all periods after the Effective Time.

     (39) The undersigned is a duly elected officer of EQR, and will be a duly elected officer of the Surviving Trust as of the Effective Time. In such capacity, the undersigned has access to relevant information regarding each of the factual matters set forth above and has consulted with other employees and officers of EQR and the ERP Operating Partnership regarding such factual matters, none of whom have disagreed in any respect with any of the representations set forth above.

     (40) EQR has advised you of any matter it has been advised by independent legal counsel or accounting advisors or of which EQR or its employees is aware that could, if adversely decided, adversely affect EQR's ability to satisfy the requirement for continued taxation as a REIT under the Code.

     The foregoing is provided in connection with the preparation of your opinion. We understand that your opinion will be premised on the basis that all of the facts, representations and assumptions on which you are relying, whether contained herein or elsewhere, are accurate and complete and will be accurate and complete on the date the Registration Statement is filed.


                                    Very truly yours,

                                    Equity Residential Properties Trust


                                    By: /s/ Bruce C. Strohm
                                       -----------------------------
                                     Name:  Bruce C. Strohm
                                          --------------------------
                                    Its: Executive Vice President
                                             and General Counsel

                                                                       Exhibit B



                      WELLSFORD RESIDENTIAL PROPERTY TRUST
                          610 Fifth Avenue - 7th Floor
                           New York, New York  10020


                                 April 21, 1997



Robinson Silverman Pearce Aronsohn
 & Berman LLP
1290 Avenue of the Americas
New York, New York  10104

        and

Rudnick & Wolfe
203 North LaSalle Street - Suite 1800
Chicago, Illinois  60601

          Re:  Tax Opinion for Status as a Real Estate
               Investment Trust
               ---------------------------------------

Ladies and Gentlemen:

          In connection with the proposed merger of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), with and into Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Surviving Trust"), which shall thereafter be named "Equity Residential Properties Trust", pursuant to the Registration Statement on Form S-4 (File No. 333-24653), filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), we have requested (i) an opinion from Robinson Silverman Pearce Aronsohn & Berman LLP concerning the qualification and taxation of Wellsford Residential Property Trust (the "Company") as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable years ending December 31, 1992 through December 31, 1996; and (ii) an opinion from Rudnick & Wolfe concerning the qualification and taxation of the Surviving Trust as a REIT under the Code following the Merger. Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.

          In connection with the issuance of your legal opinions as described above, the following representations are being made and it is intended that Robinson Silverman Pearce Aronsohn & Berman LLP and Rudnick & Wolfe will rely on such representations in rendering their respective opinions.

          In my capacity as the Vice President -- Chief Financial Officer of Wellsford Residential Property Trust, I make the following representations:

          1. That in such capacity, I have access to relevant information regarding each of the factual matters set forth below;

          2. That in such capacity, I have responsibility over appropriate internal accounting procedures to assure satisfaction of the applicable tests for qualification as a real estate investment trust;

          3. That I have consulted with other employees and officers of the Company regarding the factual matters set forth below and such persons have agreed in all respects with the representations made below;

          4. That the Company has filed an election to be taxed as a real estate investment trust commencing with its tax return for the period ended December 31, 1992; that the Company has not taken, and will not take, any action to terminate or revoke such election; and that the Company has received no notification formally or informally from the Internal Revenue Service or any other person that such election may not be valid or has been revoked or withdrawn in any respect;

          5. That I am familiar with the requirements for qualification as a real estate investment trust under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code") and that all such requirements have been satisfied for all periods of the Company's existence; I believe that such requirements will continue to be satisfied in the period ending December 31, 1997 or such earlier date that the Company merges with Equity Residential Properties Trust, a Maryland real estate investment trust (such period hereafter "the remainder of the taxable year 1997,"); I have exercised ordinary business care and prudence to attempt to satisfy such requirements; and I have advised Robinson Silverman Pearce Aronsohn & Berman LLP of any matter of which I am aware that could cause concern as to whether those qualifications have been satisfied;

          6. That the Company has qualified under the 95%, 75%, and 30% income tests (within the meaning of Code Sections 856(c)(2), (3) and (4)) for all periods of the Company's existence; that the 75%, 25%, 10% and 5% asset tests (within the meaning of Code Section 856(c)(5)) have been met at the close of each quarter of the Company's existence; and I have no reason to believe that such tests will not continue to be met for the remainder of the taxable year 1997;

          7. That the Company's interest income was of a nature that did not cause the Company to fail the 75% or the 95% income tests;

          8. That with respect to properties the Company owns directly and leases:

               a. In no event is more than 15% of the total rent received or accrued under any individual lease attributable to personal property;

               b. The Company is not required under any of its leases to provide services to any tenant other than services that would be considered customarily furnished or rendered in connection with the rental of real property, such as the furnishing of water, heat, lights, trash collection and maintenance of common areas;

               c. No amount of rent received under any lease is based on the income or profits of the tenant or any subtenant;

               d. No amount of rental is received from any person in which the Company owns 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total number of shares of all classes of stock of the tenant;

          9. That the Company has not recognized income with respect to the sale or disposition of property during its taxable years ended December 31, 1992 through 1996, or at any time through the date hereof, that would be considered gain related to property that would be considered stock in trade or inventory of the Company or property held primarily for sale to customers;

          10. That during the taxable years ended December 31, 1992 through December 31, 1996, and through the date hereof, the Company did not provide any managerial or operational functions with respect to its properties other than those services that a REIT may provide without using an independent contractor;

          11.  That the Company has complied with the requirements of Code
Section 857(a)(2) and Treasury Regulation Section 1.857-8 and the Company intends to continue to comply with such requirements;

          12. That at all times since the Company's existence through the date hereof (and specifically on each record date for the payment of dividends during such period): (a) the Company has had more than 100 shareholders of record; and
(b) at all times during the last half of each taxable year during the Company's existence more than 50% in value of the Company's outstanding shares were not owned, directly or indirectly (within the meaning of Code Section 544, as modified by Code Section 856(h)(1)(B)), by or for five or fewer individuals. For that purpose, a supplemental unemployment compensation benefits plan (as described in Code Section 501(c)(17), a private foundation (as described in Code
Section 509(a)), or a portion of a trust permanently set aside or to be used exclusively for charitable purposes (as described in Code Section 642(c)) is considered an individual. However, for taxable years beginning after December 31, 1993, stock held by a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a) (a "Qualified Trust") generally is treated as held directly by the Qualified Trust's beneficiaries in proportion to their actuarial interests in the Qualified Trust;

          13. That for the period ended December 31, 1992 through the date hereof, the Company has complied with the requirements of Code Section 859 and has adopted a calendar year accounting period;

          14. The Company and the plan administrator under the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan") have administered the Plan in accordance with the terms of the prospectus for the Plan dated April 13, 1995 throughout the period during which the Plan has been in existence;

          15. In each taxable year since the Company's formation, the deduction for dividends paid by the Company (as defined in Code Section 561, but without regard to capital gain dividends, as defined in Code Section 857(b)(3)(C)) equalled or exceeded (i) the sum of (A) 95% of the Company's real estate investment trust taxable income (as defined in Code Section 857(b)(2), but without regard to the deduction for dividends paid and excluding any net capital gain) and (B) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by Code Section 857(b)(4)(A), minus (ii) any excess noncash income (as defined in Code Section 857(e));

          16. That the Company has filed timely tax returns in each year of its existence and has not included any information in such returns due to fraud with an intent to evade taxes;

          17. That the description of the Company, its properties and its method of operation contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 is accurate and complete in all material respects;

          18. I have advised you of any matter the Company has been advised by independent legal or accounting advisors or of which the Company or its employees is aware that could, if adversely decided, adversely affect the Company's ability to satisfy the requirement for continued taxation as a real estate investment trust; and

          19. Through the remainder of the taxable year 1997, the Company has operated and will continue to operate in such a manner to continue to satisfy the representations described above as though the relevant time periods to which those representations pertain included the remainder of the taxable year 1997.

                                    *  *  *

     The foregoing representations are provided (i) to Robinson Silverman Pearce Aronsohn & Berman LLP in connection with rendering an opinion regarding the qualification of the Company as a real estate investment trust under the Code for the taxable years ending December 31, 1992 through December 31, 1996, and
(ii) Rudnick & Wolfe in connection with rendering an opinion regarding the qualification of the Surviving Trust as a real estate investment trust under the Code, and may not be relied upon for any other purpose or by any other party. I understand that such opinions are limited to the factual matters revealed pursuant hereto and on schedules and other materials provided to them and that to the extent required, I have asked questions of the appropriate individuals to confirm the foregoing answers, and to the best of my knowledge and belief such answers are true, correct and complete and in no way are misleading.

                                    Very truly yours,

                                    WELLSFORD RESIDENTIAL PROPERTY TRUST



                                    By: /s/ Gregory F. Hughes
                                        -------------------------------
                                            Gregory F. Hughes,

                                    Vice President, Chief Financial
                                     Officer